Exhibit 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80080, No. 33-81844, and No. 333-03524) of our
report dated February 20, 1997, except as to Note 11, which is as of March 15, 1997 appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

Portland, Oregon
March 28, 1997